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                                                                    EXHIBIT 3.44

                           ARTICLES OF INCORPORATION

                                       OF

                              WCI GOLF GROUP, INC.


     The undersigned, for purposes of forming a corporation under the Florida Business Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I. NAME

     The name of the corporation is WCI Golf Group, Inc. The principal place of business of this corporation shall be 24301 Walden Center Drive, Suite 300, Bonita Springs, Florida 34134.

                         ARTICLE II. NATURE OF BUSINESS

     The purpose of the corporation is to engage in any lawful activities or business for which a corporation may be organized under the Florida Business Corporation Act.

                           ARTICLE III. CAPITAL STOCK

     The total number of shares of stock that this corporation shall have the authority to issue is Ten Thousand (10,000) shares of common stock having a par value of $0.01 per share.

                    ARTICLE IV. REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation shall be 24301 Walden Center Drive, Suite 300, Bonita Springs, Florida 34134, and the name of the initial registered agent of the corporation is Vivien N. Hastings.

                          ARTICLE V. TERM OF EXISTENCE

     This corporation is to exist perpetually.

                             ARTICLE VI. DIRECTORS

     This corporation shall have three directors initially. The number of directors may be changed from time to time in accordance with the By-Laws but shall never be less than one. The names and addresses of the initial directors of the corporation are:


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Susan H. Watts                24301 Walden Center Drive, Suite 300
                              Bonita Springs, Florida 34134

David L. Fry                  24301 Walden Center Drive, Suite 300
                              Bonita Springs, Florida 34134

Steven C. Adelman             24301 Walden Center Drive, Suite 300
                              Bonita Springs, Florida 34134


                        ARTICLE VII.  SOLE INCORPORATOR

     The name and street address of the sole incorporator is:

     Vivien N. Hastings       24301 Walden Center Drive, Suite 300
                              Bonita Springs, Florida 34134


                         ARTICLE VIII.  INDEMNIFICATION

     This corporation shall indemnify each officer and director, including former officers and directors, to the full extent permitted by law.

     IN WITNESS WHEREOF, THE UNDERSIGNED, as Incorporator, hereby executes these Articles of Incorporation on the 15th day of June, 1998.

                                                    /s/ VIVIEN N. HASTINGS
                                                --------------------------------
                                                Vivien N. Hastings, Incorporator


STATE OF FLORIDA
COUNTY OF LEE

     BEFORE ME, the undersigned authority, personally appeared Vivien N. Hastings, known to me and known by me to be the person described in and who executed the foregoing and who acknowledged before me that she executed the same for the uses and purposes therein expressed. She is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid, this 16 day of June, 1998.

[SEAL]

                                                              /s/ CARIN A. MELBY
                                                              ------------------
                                                              Notary Public
                                                              CARIN A. MELBY

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     Having been named to accept service of process for the above stated
corporation, at the place designated in this Certificate, I hereby agree to act in this capacity and I further agree to comply with the provisions of all the statutes relative to the proper and complete performance of my duties.

                                                        /s/ VIVIEN N. HASTINGS
                                                        ------------------------
                                                        Vivien N. Hastings

                                                        Date: June 16, 1998
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